Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 13, 2017, relating to the consolidated financial statements of Intercloud Systems, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

WithumSmith+Brown, PC

New Brunswick, New Jersey

October 4, 2017